UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event reported):  February 27, 2009 (February 23, 2009)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K/A 02-27-09

As further described below, this Current Report on Form 8-K/A is being filed by Geokinetics Inc. (the "Company") to correct two inaccuracies contained in the Company’s Current Report on Form 8-K dated February 17, 2009, as filed on February 18, 2009 (the "Initial Form 8-K").

Item 5.03, as previously reported in the Initial Form 8-K, is hereby removed and restated in its entirety by the following:

ITEM 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Amended Certificate of Designation of Senior Convertible Preferred Stock

On February 23, 2009, the Company amended its Certificate of Incorporation by filing with the Secretary of State of the State of Delaware a Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stock (the "Second Amended Certificate"), a copy of which is included as an exhibit to this report and is incorporated by reference into this Item 5.03. The Second Amended Certificate amends that certain Amended Certificate of Designation of Series B Senior Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on July 28, 2008 (and incorporated by reference from Exhibit 4.1 to Form 8-K filed on July 30, 2008 (file no. 001-33460)), the primary effect of such amendment being to place restrictions on the conversion and voting rights of the holders of the Series B-2 Senior Convertible Preferred Stock of the Company, par value $10.00 per share. These restrictions were adopted to conform with certain American Stock Exchange listing provisions and are included within Sections (1)(d)(vii), (1)(f)(i) and (1)(f)(iii) of the Second Amended Certificate.

Item 9.01, as previously reported in the Initial Form 8-K, is hereby amended to remove Exhibit 3.1 thereto, and to include in its place the below-referenced Exhibit 3.1, attached hereto.

ITEM 9.01          Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are filed as part of this report:

3.1         Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stockof Geokinetics Inc.

Form 8-K/A 02-27-09

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: February 27, 2009	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer

0720065.01

Form 8-K/A 02-27-09

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended Certificate of Designation of Series B Senior Convertible Preferred Stock of Geokinetics Inc.

Form 8-K/A 02-27-09